UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

October 30, 2008

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	0-13801	95-2888568
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

18111 Von Karman, Suite 600

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 30, 2008, the Board amended (i) Article IV, Section 1, (ii) Exhibit A, Section 1, and (iii) Exhibit A, Section 7, of the Company’s Bylaws for the following purposes:

•	to clarify that Chairman is not an officer of the Company unless specifically intended to be such by Board resolution;
•	to bring the amount in the definition of “independent” director into conformity with amended Nasdaq Rule 4200(a)(15) level of $120,000 from previous amount of $100,000; and
•	to provide clarity that the vote requirement for an amendment of Exhibit A of the Bylaws is consistent with the “Amendments” section of the Bylaws contained in Article V, Section 8.

The Amended and Restated Bylaws of the Company are attached as Exhibit 3.1 to this Report. The Bylaw amendments are indicated by the underlined text as set forth in the impacted sections below and in the full text of the Amended and Restated Bylaws attached as Exhibit 3.1 and incorporated herein by reference.

[Amendment of Article IV, Section 1]

Section 1. OFFICERS.

The officers of the corporation shall be a President, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article provided, however, that the Chairman of the Board shall not be an officer of the Corporation unless affirmatively and specifically authorized to act in such capacity by the Board.

[Amendment of Exhibit A, Section 1]

1. At least a majority of the members of the board of directors (the “Board”) shall be independent directors as defined below.

An “independent director” means a person other than an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

a.          a director who is, or at any time during the past three years was, employed by the Company;

b.          a director who accepted or who has a family member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

i) compensation for Board or Board committee service;
ii) compensation paid to a family member who is an employee (other than an executive officer) of the Company; or
iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation.

Provided, however, that in addition to the requirements contained in this paragraph (b), audit committee members are also subject to additional, more stringent requirements under Nasdaq Rule 4350(d).

c.          a director who is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

d.          a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

i) payments arising solely from investments in the Company’s securities; or
ii) payments under non-discretionary charitable contribution matching programs.

e.          a director of the Company who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

f.          a director who is, or has a family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

A “family member” for these purposes means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

[Amendment of Exhibit A, Section 7]

7.        The foregoing provisions are adopted as part of the Bylaws of the Company and cannot be amended or repealed without either (a) approval of the outstanding shares (as defined in Section 152 of the California General Corporation Law) , or (b) approval by a two-thirds majority of all the authorized number of directors of the Company including two-thirds of the independent directors. Any inconsistent provisions of the Bylaws are hereby modified to be consistent with these provisions. The foregoing provisions, insofar as they establish eligibility to serve as a director or as a committee member, shall not have the effect of removing any director or committee member from office but shall be given effect at the next election of directors and the next selection of committee members, as the case may be. The foregoing provisions shall not be construed to limit or restrict the effective exercise of statutory cumulative voting rights by any shareholder, but the Nominating Committee shall not nominate candidates for election to the Board except as may be consistent with such provisions, and no corporate funds may be expended for the solicitation of proxies which are inconsistent with the foregoing provisions.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.	Not applicable.

(b) Pro Forma Financial Information.	Not applicable.

(c) Shell Company Transactions.	Not applicable.

(d)  Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws, adopted October 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2008	QUALITY SYSTEMS, INC.

By: s/PAUL HOLT
Paul Holt
Chief Financial Officer

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